GENERAL ASSIGNMENT
                               ------------------

THIS  ASSIGNMENT,  made  this  18th day of September, 2002, between DCH SENSORS,
                               ----------------------------         ------------
INC.,  LOCATED  AT  24832  AVENUE  ROCKEFELLER,  CITY OF VALENCIA, COUNTY OF LOS
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ANGELES,  ZIP  CODE  OF  91355  hereinafter referred to as ASSIGNOR, to The C.F.
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Boham  Company,  Inc.,  dba:  The  Hamer  Group  of  Los  Angeles,  California,
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hereinafter  referred  to  as  ASSIGNEE.

WITNESSETH: That whereas the said Assignor is indebted to diverse persons, and is desirous of providing for the payment of same, so far as is in his power, by an assignment of all its property for that purpose and desires to make a fair and lawful distribution of its assets to its creditors:

NOW  THEREFORE,  the  undersigned  DCH  SENSORS,  INC.,  LOCATED AT 24832 AVENUE
                                   ---------------------------------------------
ROCKEFELLER,  CITY  OF  VALENCIA,  COUNTY  OF LOS ANGELES, ZIP CODE OF 91355, as
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Assignor, for a valuable consideration, receipt of which is hereby acknowledged, does hereby make the following General Assignment for the benefit of Assignor's creditors to The Hamer Group, as Assignee, of Los Angeles, California, under the following terms and conditions.

                    1. Assignor does hereby grant, bargain, sell, assign, and transfer to Assignee, its successors and assigns, in trust for the ultimate benefit of Assignor's creditor's generally, all of the property and assets of the Assignor of every kind and nature and whatsoever situated, whether in possession, reversion, remainder, or expectancy, both real and personal, and in any interest or equity therein not exempt from execution; included therein are all merchandise, furniture, fixtures, machinery, equipment, raw materials, merchandise in progress, book accounts, books, accounts receivable, cash on hand, all chose in action (personal or otherwise), insurance policies, and all other property of every kind and nature owned by the Assignor, and without limiting the generality of the foregoing, including all of the assets (see Exhibit "A") pertaining to that certain business that manufacturers and sells wholesale sensors and fuel cells and related equipment incorporated and known as DCH SENSORS,
                                                                    ------------
                    INC., LOCATED AT 24832 AVENUE ROCKEFELLER, CITY OF VALENCIA,
                    ------------------------------------------------------------
                    COUNTY  OF  LOS  ANGELES,  ZIP  CODE  OF  91355.
                    ------------------------------------------------

                    2. This Assignment constitutes a grant deed to all real property owned by Assignor, whether or not said real property is specifically described herein. Certain of said real property is more specifically described in Exhibit "B", attached hereto said made a part hereof by reference, as though set forth verbatim. (Exhibit "B" attached; Yes______ No _XX_).

                    3. Assignor agrees to deliver to Assignee all books of account and records, to execute and deliver all additional necessary documents immediately upon request by Assignee, and to endorse all indicias of ownership where required by Assignee, in order to complete the transfer of all assets to Assignee intended by this Assignment including, but not limited to, all of Assignors real and personal property and/or Assignor's interest therein, including mortgages, deeds of trust, motor vehicles and patent rights. Assignee is hereby authorized to execute all endorsements and demands requiring Assignor's signature, in the name of Assignor. Assignor further authorizes Assignee to apply for any deposits, refunds (including specifically, among all others, claims for refund of taxes paid) or claims wherever necessary, in the name of Assignor. Assignee is authorized to direct all Assignor's United States mail to be delivered to

                                THE HAMER GROUP
                            15303 Ventura Boulevard
                                   Suite 1080
                             Sherman Oaks, CA 91403
                                Tel: 818-382-7500
                                Fax: 818-382-9990
                                      - 1 -

                    Assignee, and Assignee is expressly authorized and directed to open said mail as agent of Assignor; and to do any thing or act which the Assignee in its sole and arbitrary discretion deems necessary or advisable to effectuate the purposes of this assignment.

                    4.    Assignor  and  Assignee  agree  to  the  following:

                              (a) This instrument transfers legal title and possession to Assignee of all said hereinabove described assets, and, Assignee, in its own discretion, may determine whether to continue all, or part, of the business operations, or to liquidate said assets; if Assignee deems it advisable it may operate the business.

                              (b) Assignee shall not be personally liable in any manner, and Assignee's obligations shall be in a representative capacity, only, as an Assignee for the general benefit of Assignor's creditors. Said Assignee shall administer this estate to the best of its ability but it is expressly understood that it, its agents, servants or employees shall be liable only for reasonable care and diligence in said administration, and it shall not be liable for any act or thing done by it, its agents, servants, or employees in good faith in connection herewith.

                              (c) From the proceeds of sale, collections, operations or other sources, Assignee shall pay itself and retain as Assignee all of its charges and expenses, together with its own reasonable remunerations and fee, which charges, expenses, remuneration and fee shall be equal to a minimum fee of Twenty Thousand Dollars ($20,000.00). This fee shall be paid to the Assignee from said proceeds received and handled by the Assignee from sales, collections, notes receivable, operations or any other sources. Assignee shall also be paid five percent (5%) of all gross collections handled by the Assignee from sales, collections, notes receivable, operations or any other sources. Assignee may also, in addition to the aforementioned charges and expenses, pay from said proceeds all remuneration to its agents and the reasonable fees, costs and expenses of its
                              ------------------------------------------------
                              attorney  and any other professional(s), including
                              --------------------------------------------------
                              but  not  limited  to  Assignor's attorney. In the
                              ------------------------------------------
                              event that an involuntary proceeding is filed, the Assignee may pay its counsel or other professionals, out of liquidated recoveries of the Assignment estate. All aforementioned amounts are to be determined at the Assignee's sole, but reasonable, discretion and judgment.

                                THE HAMER GROUP
                            15303 Ventura Boulevard
                                   Suite 1080
                             Sherman Oaks, CA 91403
                                Tel: 818-382-7500
                                Fax: 818-382-9990
                                      - 2 -

                              (d) Assignee may compromise claims, complete or reject Assignor's executory contracts, discharge at its option any liens on said assets and any indebtedness which under law is entitled to priority of payment; Assignee shall have the power to borrow money, hypothecate and pledge the assets, and to do all matters and things that said Assignor could have done prior to this Assignment. Any act or thing done by Assignee hereunder shall bind the assignment estate and the Assignee only in its capacity as Assignee for the benefit of creditors. Assignee shall have the right to sue as the successor of the Assignor, or the Assignee is hereby given the right and power to institute and prosecute legal proceedings in the name of the Assignor, the same as if the Assignor had itself instituted and prosecuted such proceedings or actions; Assignee is hereby authorized and has the right to defend all actions instituted against the Assignor, and to appear on behalf of the Assignor in all proceedings (legal or otherwise) in which Assignor is a party. Assignor does hereby appoint Assignee as the Assignor's attorney in fact with full power to act for and in the place of the Assignor in such actions or proceedings or in any other matters; including the right to verify all pleadings or other documents on behalf of the Assignor.

                              (e) Assignor agrees (that provided any such claim may, by operation of law be not assignable), to make any and all claims for refund of taxes which may be due from the Director of Internal Revenue or any state taxing authority, for tax refunds, or otherwise, and to forthwith upon receipt of any such refunds pay them over to Assignee, and hereby empowers Assignee, as attorney in fact of Assignor, to make all claims for refunds which may be made by an attorney in fact.

                              (f) It is agreed and understood that this transaction is a common law assignment for the benefit of Assignors creditors and that after Assignee's payment of the reasonable fees, costs and expenses of those parties identified in this General Assignment, Assignee shall, as funds on hand permit, pay allowed claims in accordance with applicable law.

                              (g) The Assignor understands that pursuant to California Code of Civil Procedure Sec. 1802(c) the Assignor shall provide the Assignee, at the time of making of the assignment, a list of; creditors, equity holders, and any other parties

                                THE HAMER GROUP
                            15303 Ventura Boulevard
                                   Suite 1080
                             Sherman Oaks, CA 91403
                                Tel: 818-382-7500
                                Fax: 818-382-9990
                                      - 3 -
                              in interest, which shall include the names, addresses, cities, states, and ZIP codes for each person together with an amount of the person's anticipated claim in the assignment proceedings. The schedule (Exhibit B) is to be signed, according to the best information, knowledge and belief, by the Assignor's representative.

                              (h) At the time of making the assignment the Assignor will provide a list of all accounts receivable along with complete name, address, Zip code and full amount owed along with all pertinent copies of invoices, shipping records and proof of delivery. The schedule (Exhibit C) is to be signed according to the best information, knowledge and belief of Assignor's representative

     ACCEPTED  THIS:

        18th         Day  of  September,  2002
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         /s/ Nigel Hamer                       /s/ John T. Donohue
     -------------------------------       -------------------------------------
     BY: The Hamer Group, Assignee         BY: John T. Donohue, President & CEO
                                               DCH SENSORS, INC.




                                THE HAMER GROUP
                            15303 Ventura Boulevard
                                   Suite 1080
                             Sherman Oaks, CA 91403
                                Tel: 818-382-7500
                                Fax: 818-382-9990
                                      - 4 -